UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material pursuant to §240.14a-12

Fiesta Restaurant Group, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Relations Contact:

Raphael Gross

203-682-8253

investors@frgi.com

Media Relations Contact:

Phil Denning

646-277-1258

Phil.Denning@icrinc.com

FIESTA RESTAURANT GROUP, INC. URGES SHAREHOLDERS TO VOTE FOR ALL THREE FIESTA DIRECTOR NOMINEES AS RECOMMENDED BY ALL LEADING PROXY ADVISORY FIRMS

All Independent Proxy Advisors – ISS, Glass Lewis and Egan-Jones – Recommend Shareholders Vote “FOR” All Three Fiesta Director Nominees

Highlights Dissident Group’s Candidates Lack of Additive Experience

Encourages Shareholders to Vote FOR the Company’s Director Nominees on the WHITE Proxy Card Today

DALLAS, Texas (June 1, 2017) – Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today announced its Board of Directors (the “Board”) has issued a letter to shareholders. A full copy of the letter can be found below:

VOTE FOR ALL OF FIESTA’S HIGHLY QUALIFIED DIRECTOR NOMINEES
ON THE WHITE PROXY CARD TODAY!

June 1, 2017

Dear Fellow Shareholders:

With the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) only a few days away, we urge you to protect the value of your investment – and to vote in line with the recommendation of all three of the leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS“), Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Proxy Services, which all independently recommended the reelection of Fiesta’s experienced and engaged incumbent director nominees – by voting today on the enclosed WHITE proxy card “FOR” ALL THREE of the Board’s directors: Barry J. Alperin, Stephen P. Elker and Brian P. Friedman. You should disregard any proxy materials you receive from JCP Investment Management, LLC (collectively, the “Pappas Group” or “JCP”).

At the Annual Meeting, you will be asked to choose which path Fiesta should follow. The path endorsed by your Board, and recommended by the leading proxy advisory firms, involves moving forward with our Renewal Plan, which leverages our new CEO’s decades of successful restaurant industry turnaround experience and is already gaining traction. Alternatively, the Pappas Group has presented a competing, cookie-cutter ‘plan’ only two weeks before the Annual Meeting. We believe this path will lead to disruption, distraction and value destruction.

JCP’S NOMINEES HAVE TROUBLESOME BACKGROUNDS AND HISTORIES OF VALUE DESTRUCTION

In recommending that Fiesta shareholders vote FOR the Board’s director nominees, Glass Lewis questioned the qualifications and credentials of JCP’s nominees as replacements for our director nominees1:

●	“…having reviewed the backgrounds of each of the nominees up for election, we are not convinced that the Dissident Nominees are necessarily better qualified or better suited to serve on the Company’s board compared to the Management Nominees, particularly given the recent board changes that the Company has already made.”

1 Permission to use quotations neither sought nor obtained, emphases added.

Fiesta’s Board of Directors and management have engaged extensively with the Pappas Group over the past year to understand their perspectives and hopefully avoid the costly distraction of a proxy fight. Fiesta approached these discussions with an open mind, interviewed Mr. Pappas and Mr. Morlock in-person multiple times, and attempted to negotiate a settlement agreement with the Pappas Group. However, upon further examination of the candidates’ backgrounds, the Board uncovered serious issues and a history of both overstating and distorting lackluster track records. This led the Board to unanimously conclude that neither JCP nominee was a suitable director candidate, let alone qualified to replace two of the Company’s existing highly qualified Board members.

With regards to Mr. Pappas, the Glass Lewis report specifically highlights his relative lack of qualifications:

●	“…we believe that the qualifications of Mr. Pappas – a managing member of an investment fund who has public company board experience but no operational experience – do not represent a marked improvement over the Management Nominees in question.”

With regards to Mr. Morlock, the Board’s assessment of his value as a Fiesta director quickly deteriorated after it interviewed him and researched his previous, self-proclaimed “accomplishments.” In a misleading attempt to prop up their nominee’s qualifications, the Pappas Group provided what proved to be a disconcerting misrepresentation of Mr. Morlock’s corporate accomplishments. After reviewing the evidence of Mr. Morlock’s troubling history, Glass Lewis stated:

●	“…we believe that the Company has outlined some notable and valid concerns regarding Mr. Morlock’s track record, as his departure from his previous stops have largely coincided with significant share price declines (Potbelly) or eventual bankruptcy sales (SpinCycle and Clubhouse International).”

JCP’s misleading press release publicizing the May 26, 2017 ISS report serves as just the latest example of this behavior, as the Pappas Group went to great lengths to selectively quote from the report without acknowledging the fundamental conclusion that ISS reached regarding this contested election: “The dissident has failed to make a compelling case that change at the board level is necessary at this time.”

In addition, the Board is confident that Mr. Morlock’s alleged expertise is not additive to Fiesta’s Board. The Board already includes three directors with extensive backgrounds in the restaurant industry and in the boardroom that are superior to Mr. Morlock’s background: Rich Stockinger, our new CEO; Paul Twohig, formerly with Dunkin’ Donuts, Starbucks and Panera Bread; and Nicholas Shepherd, who had been CEO of TGI Friday’s.

PROTECT THE VALUE OF YOUR INVESTMENT IN FIESTA: VOTE THE WHITE PROXY CARD TODAY

At this point in the Company’s evolution – with a new CEO, proven Renewal Plan, and an experienced, refreshed and expanded Board – your Board is excited about the visible path to the creation of shareholder value. We strongly believe that it would be detrimental to shareholders to replace two of Fiesta’s highly-qualified directors with JCP’s candidates and their competing business plan. We believe Fiesta shareholders should protect the value of their investment by voting “FOR” ALL THREE of our experienced and highly qualified director nominees on the WHITE proxy card: Barry J. Alperin, Stephen P. Elker and Brian P. Friedman.

Shareholders can vote by completing, dating and signing the Company-provided WHITE proxy card, or by telephone or the internet by following the instructions on the WHITE proxy card.

Very truly yours,

The Fiesta Board

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If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual restaurants that offer distinct and unique tropical and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders. The Company has filed a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting of Stockholders. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge at the Company’s website at www.frgi.com in the section “Investor Relations.”

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions. In addition, expressions of Fiesta’s strategies, intentions or plans are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta’s control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta’s filings with the Securities and Exchange Commission.

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